EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Tuesday, November 2, 2010

REHABCARE REPORTS THIRD QUARTER 2010 RESULTS

•	Year-over-year consolidated operating revenues increase 64.7% to $342.7 million and net earnings per diluted share increase 73% to $0.64

•	Hospital division improves EBITDA margin to 13%; Legacy RehabCare hospitals achieve positive operating earnings for the quarter

•	Company announces new hospital projects in Houston and Indiana markets

•	Skilled Nursing and Hospital Rehabilitation Services divisions report operating earnings margins of 7.9% and 18.7%, respectively

•	Company pays down debt by $31.2 million in quarter, $43.0 million year to date

ST. LOUIS, MO, November 2, 2010--RehabCare Group, Inc. (NYSE:RHB) today reported the following financial results.

	Third	Second	Third	Nine Months Ended
	Quarter	Quarter	Quarter	September 30,
Amounts in millions, except per share data	2010	2010	2009	2010	2009

Consolidated Operating Revenues (a)	$342.7	$334.0	$208.0	$1,004.1	$614.7
Consolidated Operating Earnings (a)	34.6	31.3	10.5	98.4	37.6
Consolidated Net Earnings from Continuing Operations (a),(b)	16.8	15.2	5.7	46.8	21.5
Loss from Discontinued Operations, Net of Tax (c)	—	—	—	—	(0.8)
Consolidated Net Earnings (a),(b)	16.8	15.2	5.7	46.8	20.7
Net (Earnings) Loss Attributable to Noncontrolling Interests	(1.1)	(0.5)	1.1	(1.4)	1.6
Net Earnings Attributable to RehabCare (a),(b)	15.7	14.7	6.8	45.4	22.3
Diluted Earnings per Share Attributable to RehabCare:
Earnings from Continuing Operations, Net of Tax (a),(b)	0.64	0.59	0.37	1.84	1.28
Net Earnings (a),(b)	0.64	0.59	0.37	1.84	1.24

SRS Operating Revenues	130.9	130.9	123.4	388.1	370.3
SRS EBITDA	11.7	12.5	11.4	35.9	34.2
SRS Operating Earnings	10.4	11.1	9.8	31.8	29.4

HRS Inpatient Operating Revenues	32.6	31.8	32.9	95.5	97.6
HRS Outpatient Operating Revenues	13.0	13.0	12.1	38.1	35.6
HRS Operating Revenues	45.6	44.8	45.0	133.6	133.2
HRS EBITDA	9.1	8.4	8.8	25.0	24.0
HRS Operating Earnings	8.5	7.9	8.2	23.3	22.2

Hospital Operating Revenues (a)	166.2	158.4	39.7	482.4	111.2
Hospital EBITDA (a)	21.6	18.0	(5.9)	60.3	(9.0)
Hospital Operating Earnings (Loss) (a)	15.7	12.3	(7.6)	43.2	(13.7)

REHABCARE REPORTS THIRD QUARTER 2010 RESULTS                                 Page 2

(a)
During the 2010 second quarter, the Company recorded a $1.7 million unfavorable pretax revenue adjustment for estimates of additional amounts due on 2007 and 2008 cost reports for one of its inpatient rehabilitation facilities. The after-tax impact of this adjustment was approximately $1.0 million, or $0.04 per diluted share (see table on page 9).

(b)
During the 2010 second quarter, the Company recognized a $0.8 million, or $0.03 per diluted share, income tax benefit for the combined impact of the reversal of a contingency reserve due to a favorable ruling from the Internal Revenue Service and tax credits identified during the quarter (see table on page 9).

(c)	The $0.8 million after-tax loss from discontinued operations in the first nine months of 2009 included a $0.7 million loss on the sale of the Company’s Phase 2 Consulting business on June 1, 2009.

Management Comments
John H. Short, Ph.D, RehabCare President and Chief Executive Officer, commented, “While we are pleased that our legacy RehabCare hospitals exceeded expectations in the third quarter, we are focused on improving operations in underperforming Triumph hospitals. Key performance indicators of our combined operations are trending up, and we continue to expand our post-acute continuum of care through growth opportunities in select markets, two of which we are announcing today.”
“Our contract services divisions had a repeat performance of solid earnings,” Dr. Short said. “In our Skilled Nursing Rehabilitation Services division, we successfully reduced our percentage of patients being treated concurrently to 5% by the end of the third quarter, in advance of new concurrent therapy rules that went into effect October 1.  Similar to the transition to PPS, the complex changes associated with MDS 3.0 and RUGs IV have caused some chaos in the skilled nursing facility market which will negatively impact margins in the fourth quarter.”

Financial Overview of Third Quarter
Consolidated operating revenues for the third quarter of 2010 were $342.7 million, which included $111.5 million generated by Triumph, a 64.7% increase compared to $208.0 million in the 2009 third quarter.  Excluding Triumph, revenues increased $23.2 million, or 11.1%.
Consolidated net earnings from continuing operations attributable to RehabCare were $15.7 million, or $0.64 per diluted share, in the third quarter of 2010 compared to $6.8 million, or $0.37 per diluted share, in the prior year quarter.  Earnings in the third quarter of 2009 included $2.2 million of pretax external merger and acquisition-related expenses, or $0.07 per diluted share after tax.
Operating revenues in the Skilled Nursing Rehabilitation Services (SRS) division increased 6.2% from $123.4 million in the third quarter of 2009 to $130.9 million in the third quarter of 2010, driven by a 4.3% increase in the average number of contract therapy programs operated.  Contract therapy same store revenues increased 3.4%.  Operating earnings were $10.4 million, or 7.9% of revenue, compared to $9.8 million, or 8.0% of revenue, in the third quarter of 2009.
On September 30, 2010, SRS operated in 1,131 locations compared to 1,115 locations at the end of the second quarter of 2010 and 1,098 locations at the end of the third quarter of 2009.  SRS had 20 signed but unopened contracts at the end of the third quarter.  Openings and closings in the quarter totaled 67 and 51, respectively, resulting in a net 16 additional units.  Accordingly, the Company is revising its outlook for the full year 2010 from a net 50 to 75 new units to a net 10 to 20 new units.

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REHABCARE REPORTS THIRD QUARTER 2010 RESULTS                                 Page 3

The physician fee schedule and Medicare Part B therapy cap exceptions process are scheduled to expire on November 30 and December 31, 2010, respectively.  Congress may extend both provisions, but due to the uncertainty of the mid-term elections, it is unclear as to whether this will occur before their deadlines.  A decision on implementation of the Multiple Procedure Payment Reduction rule should be forthcoming soon.
The Hospital Rehabilitation Services (HRS) division’s 2010 third quarter operating revenues increased 1.2% to $45.6 million from $45.0 million in the third quarter of 2009.  Inpatient operating revenues declined 1.0% as a result of a 2.6% decline in the average number of inpatient programs.  Inpatient rehabilitation facility (IRF) same store revenues and discharges increased 3.3% and 4.7%, respectively, over the prior year quarter.  Outpatient operating revenues increased 7.3% in the 2010 third quarter despite a 12.1% decline in the average number of outpatient programs.  This was driven by a 22.2% improvement in average revenue per program including 8.0% same store growth in outpatient revenues.  Operating earnings were $8.5 million, or 18.7% of revenue, compared to operating earnings of $8.2 million, or 18.2% of revenue, for the 2009 third quarter.
At September 30, 2010, the division operated 106 IRF programs, flat sequentially and down four from a year ago. The division had one IRF opening and one IRF closing, one subacute opening and two outpatient unit closings during the third quarter.  At quarter end, the number of signed but unopened contracts was six, including three IRFs.  The Company anticipates a net one to two new IRF programs for the fourth quarter.
Operating revenues in the Hospital division for the third quarter of 2010 increased $7.7 million, or 4.9%, sequentially to $166.2 million.  Same store revenues increased $6.1 million, or 3.9% on a sequential basis, which included a second quarter unfavorable $1.7 million adjustment for estimated prior year cost report settlements at one IRF.  Including this adjustment, the legacy RehabCare hospitals improved operating earnings by $5.2 million sequentially, a net improvement of $3.5 million.
Triumph generated revenues of $111.5 million, operating earnings of $12.9 million and EBITDA (earnings before interest, taxes, depreciation and amortization) of $16.9 million, or 15.2% of revenue, a sequential 1.5 percentage point decline, during the third quarter of 2010.  The sequential decline primarily was related to operational issues at four hospitals.  In addition, the progress of start-ups in Philadelphia and Houston Heights has been markedly slower than anticipated. Volumes increased, supported by the introduction of new clinical programs at several hospitals, and costs per patient day were reduced during the quarter.
At the end of the quarter, the Hospital division operated a total of 35 hospitals, including 29 long-term acute care hospitals (LTACHs) and six IRFs.

New Hospital Projects
Mishawaka, IN:  RehabCare has signed a letter of intent with Saint Joseph Regional Medical Center in Mishawaka, IN, to form a joint venture that will own and operate Saint Joseph Rehabilitation Institute, with RehabCare acquiring a majority interest.  The 40-bed IRF, now managed under an interim agreement by RehabCare, opened in December 2009 as an off-campus, distinct part unit of the acute care hospital.  The joint venture partnership will seek to license and certify the facility as a freestanding IRF.  RehabCare’s market presence also includes Triumph Hospital Our Lady of Peace, a 32-bed LTACH located on an additional campus of Saint Joseph’s.  The Company expects to close on the agreement in the first quarter of 2011.

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REHABCARE REPORTS THIRD QUARTER 2010 RESULTS                                 Page 4

Houston, TX: RehabCare is developing a 46-bed IRF in northeast Houston.  Scheduled for completion by the beginning of 2012, RehabCare will lease the approximately 56,000 square foot facility, which will feature all private patient rooms and state-of-the art therapy technologies.  The RehabCare Houston market currently consists of 10 LTACHs, one owned IRF, one managed IRF and 27 skilled nursing facility programs.

Balance Sheet and Liquidity
At September 30, 2010, the Company had $22.5 million in cash and cash equivalents and $421.1 million in outstanding debt excluding unamortized original issue discounts.  The Company has paid down debt by $43.0 million since the beginning of the year.  Days sales outstanding (DSO) decreased sequentially to 61.9 days from 62.1 days.
For the nine months ended September 30, 2010, the Company generated cash from operations of $68.7 million and expended $23.5 million for capital expenditures, principally related to the start-up of Triumph hospitals in Philadelphia and Houston, upgraded services at several hospitals, companywide information systems and hospital facility maintenance capital.

Outlook
The Company does not provide revenue and earnings per share guidance, but provides the following outlook for the fourth quarter of 2010:
•
The Skilled Nursing Rehabilitation Services division expects 5.5% to 6.5% operating earnings margins and relatively flat unit growth in the fourth quarter.  This outlook reflects the estimated impact of regulatory changes and the rollout of new information system technologies.

•
The Hospital Rehabilitation Services division expects 16% to 18% operating earnings margins, 2% to 4% year-over-year growth in IRF same store discharges and a net one to two new IRF programs for the fourth quarter.

•	The Hospital division, which includes both the legacy RehabCare and Triumph hospitals, expects combined fourth quarter revenue of $163 to $168 million and an EBITDA margin of approximately 14%.
•	The effective tax rate, after consideration of noncontrolling interests, is anticipated to be 38.25% for the remainder of the year.
•	The Company continues to expect DSO between 60 and 63 days.
•	Capital expenditures in the fourth quarter are anticipated to be $9 million, consisting of information systems investments, expansion projects and maintenance.

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REHABCARE REPORTS THIRD QUARTER 2010 RESULTS                                 Page 5

Conference Call Information
RehabCare will host a conference call on November 3, 2010, beginning at 10:00 AM Eastern time.  Listeners may access the call by dialing (800) 640-9765, confirmation number 28163586, or in a listen-only mode through the Company’s website at http://www.rehabcare.com/about/investors/webcast.html.  A replay of the call will be available beginning at approximately 3:00 PM Eastern time on November 3 by dialing (877) 213-9653, confirmation number 28163586.  An online archive of the conference call will remain on the Company’s website through December 3, 2010.

About RehabCare Group
Established in 1982 and headquartered in St. Louis, MO, RehabCare (www.rehabcare.com) is a leading provider of post-acute care, owning and operating 35 long-term acute care and rehabilitation hospitals and providing program management services in partnership with over 1,270 hospitals and skilled nursing facilities in 42 states.   RehabCare is included in the Russell 2000 and Standard and Poor’s Small Cap 600 Indices.
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on the Company’s current expectations and could be affected by numerous factors, risks and uncertainties discussed in the Company’s filings with the Securities and Exchange Commission, including its most recent report on Form 10-K, subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. Do not rely on forward-looking statements as the Company cannot predict or control many factors that affect its ability to achieve the results estimated.  The Company makes no promise to update any forward-looking statements because of changes in underlying factors, new information, future events or otherwise.
This press release contains non-GAAP financial measures as such term is defined in Regulation G under the rules of the Securities and Exchange Commission. While the Company believes these non-GAAP financial measures are useful in evaluating the Company, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Further, these non-GAAP financial measures may differ from similarly titled measures presented by other companies.  The Company has included reconciliations of these non-GAAP measures to the most directly comparable GAAP measure in the tables of this release.

CONTACT: RehabCare Group, Inc.
Financial: Jay W. Shreiner, Chief Financial Officer
(314) 659-2189
Press: Donna Lee, Office of the CEO
(314) 659-2287

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REHABCARE REPORTS THIRD QUARTER 2010 RESULTS                                 Page 6

I. Condensed Consolidated Statements of Earnings
(Unaudited; amounts in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2010	2010	2009	2010	2009

Operating revenues	$342,730	$334,033	$208,040	$1,004,124	$614,735
Costs and expenses:
Operating	273,390	267,299	169,647	801,759	492,500
Selling, general and administrative	26,872	27,814	24,186	81,221	73,254
Depreciation and amortization	7,866	7,642	3,727	22,788	11,379
Total costs and expenses	308,128	302,755	197,560	905,768	577,133

Operating earnings	34,602	31,278	10,480	98,356	37,602

Interest income	32	28	—	78	19
Interest expense	(8,250)	(8,551)	(498)	(25,301)	(1,619)
Other income (expense), net	5	(5)	3	7	4
Equity in net income of affiliates	114	211	52	441	326

Earnings from continuing operations before income taxes	26,503	22,961	10,037	73,581	36,332
Income tax expense	9,725	7,744	4,331	26,757	14,799
Earnings from continuing operations	16,778	15,217	5,706	46,824	21,533
Loss from discontinued operations	—	—	(16)	—	(847)
Net earnings	16,778	15,217	5,690	46,824	20,686
Net (earnings) loss attributable to noncontrolling interests	(1,079)	(512)	1,067	(1,427)	1,614
Net earnings attributable to RehabCare	$15,699	$14,705	$6,757	$45,397	$22,300

Amounts attributable to RehabCare:
Earnings from continuing operations	$15,699	$14,705	$6,773	$45,397	$23,147
Loss from discontinued operations	—	—	(16)	—	(847)
Net earnings	$15,699	$14,705	$6,757	$45,397	$22,300

Diluted EPS attributable to RehabCare:
Earnings from continuing operations	$0.64	$0.59	$0.37	$1.84	$1.28
Loss from discontinued operations	—	—	—	—	(0.04)
Net earnings	$0.64	$0.59	$0.37	$1.84	$1.24

Weighted average diluted shares	24,715	24,766	18,282	24,692	18,050

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REHABCARE REPORTS THIRD QUARTER 2010 RESULTS                                 Page 7

II. Condensed Consolidated Balance Sheets
(Amounts in thousands)

	Unaudited
	September 30,	December 31,
	2010	2009
Assets
Cash and cash equivalents	$22,465	$24,690
Accounts receivable, net	220,393	199,447
Deferred tax assets	18,640	21,249
Other current assets	16,681	19,530
Total current assets	278,179	264,916

Property and equipment, net	119,274	111,814
Goodwill	566,078	566,078
Intangible assets	129,155	135,406
Investment in unconsolidated affiliate	4,868	4,761
Other assets	24,976	27,005
	$1,122,530	$1,109,980
Liabilities & Equity
Current portion of long-term debt	$14,284	$7,507
Payables & accruals	149,541	144,113
Total current liabilities	163,825	151,620

Long-term debt, less current portion	398,922	447,760
Other non-current liabilities	54,290	50,980
Stockholders’ equity	484,544	437,338
Noncontrolling interests	20,949	22,282
	$1,122,530	$1,109,980

III. Condensed Consolidated Statements of Cash Flows
(Unaudited; amounts in thousands)
	Nine Months Ended
	September 30,
	2010	2009

Net cash provided by operating activities	$68,739	$46,623
Net cash used in investing activities	(23,824)	(9,918)
Net cash used in financing activities	(47,140)	(29,537)

Net increase (decrease) in cash and cash equivalents	(2,225)	7,168
Cash and cash equivalents at beginning of period	24,690	27,373
Cash and cash equivalents at end of period	$22,465	$34,541

Supplemental information:
Additions to property and equipment	$(23,489)	$(8,932)

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REHABCARE REPORTS THIRD QUARTER 2010 RESULTS                                 Page 8

IV. Operating Statistics (Unaudited; dollars in thousands)

	Third	Second	Third	Nine Months Ended
	Quarter	Quarter	Quarter	September 30,
	2010	2010	2009	2010	2009
Skilled Nursing Rehabilitation Services
Operating revenues	$130,943	$130,851	$123,350	$388,146	$370,285
Operating expenses	107,067	105,655	99,631	316,055	298,763
Selling, general and administrative	12,138	12,717	12,321	36,222	37,305
Depreciation and amortization	1,385	1,365	1,564	4,057	4,820
Operating earnings	$10,353	$11,114	$9,834	$31,812	$29,397
Operating earnings margin	7.9%	8.5%	8.0%	8.2%	7.9%

EBITDA	$11,738	$12,479	$11,398	$35,869	$34,217

Average number of contract therapy locations	1,136	1,127	1,089	1,131	1,077
End of period number of contract therapy locations	1,131	1,115	1,098	1,131	1,098

Patient visits (in thousands)	2,054	2,080	2,011	6,154	6,033

Hospital Rehabilitation Services
Operating revenues
Inpatient Rehabilitation Facility (IRF)	$30,144	$29,609	$31,092	$88,769	$92,367
Subacute	2,454	2,125	1,834	6,673	5,221
Total Inpatient	$32,598	$31,734	$32,926	$95,442	$97,588
Outpatient	13,003	13,000	12,113	38,133	35,614
Total HRS	$45,601	$44,734	$45,039	$133,575	$133,202
Operating expenses	32,470	31,856	31,451	95,481	93,092
Selling, general and administrative	4,040	4,445	4,831	13,112	16,127
Depreciation and amortization	543	556	561	1,636	1,831
Operating earnings	$8,548	$7,877	$8,196	$23,346	$22,152
Operating earnings margin	18.7%	17.6%	18.2%	17.5%	16.6%

EBITDA	$9,091	$8,433	$8,757	$24,982	$23,983

Average number of programs
IRF	106	104	111	105	112
Subacute	11	10	9	10	9
Total Inpatient	117	114	120	115	121
Outpatient	31	32	36	31	36
Total HRS	148	146	156	146	157

End of period number of programs
IRF	106	106	110	106	110
Subacute	11	10	9	11	9
Total Inpatient	117	116	119	117	119
Outpatient	30	32	35	30	35
Total HRS	147	148	154	147	154

IRF discharges	10,473	10,376	10,858	30,856	33,216
Outpatient visits (in thousands)	274	279	320	815	959

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REHABCARE REPORTS THIRD QUARTER 2010 RESULTS                                 Page 9

IV. Operating Statistics Continued (Unaudited; dollars in thousands)

	Third	Second	Third	Nine Months Ended
	Quarter	Quarter	Quarter	September 30,
	2010	2010	2009	2010	2009
Hospitals
Operating revenues	$166,186	$158,448	$39,651	$482,403	$111,248
Operating expenses	133,853	129,788	38,565	390,223	100,645
Selling, general and administrative	10,694	10,652	7,034	31,887	19,568
Depreciation and amortization	5,938	5,721	1,602	17,095	4,728
Operating earnings (loss)	$15,701	$12,287	$(7,550)	$43,198	$(13,693)
Operating earnings margin	9.4%	7.8%	-19.0%	9.0%	-12.3%

EBITDA	$21,639	$18,008	$(5,948)	$60,293	$(8,965)

LTACHs
Number of hospitals – end of period	29	29	7	29	7
Available licensed beds – end of period	1,605	1,605	353	1,605	353
Admissions	3,754	3,522	775	10,839	1,812
Patient days	96,424	92,854	18,368	279,733	46,798
Average length of stay (Medicare days only)	25	26	24	26	26
Net inpatient revenue per patient day	$1,513	$1,514	$1,157	$1,515	$1,191
Occupancy rate	65%	64%	60%	64%	63%
Percent patient days - Medicare	74%	72%	66%	73%	71%

IRFs
Number of hospitals – end of period	6	6	6	6	6
Available licensed beds – end of period	243	243	243	243	243
Admissions	1,241	1,157	1,179	3,630	3,627
Discharges	1,210	1,197	1,169	3,595	3,569
Average length of stay (Medicare days only)	13	12	13	13	12
Net inpatient revenue per discharge (a)	$14,658	$12,718	$14,053	$14,074	$13,968
Occupancy rate	72%	69%	68%	71%	69%
Percent patient days - Medicare	63%	62%	67%	64%	66%

(a)  Excluding a $1.7 million unfavorable prior year cost report adjustment recorded during the second quarter of 2010 for one of the Company’s IRFs, net inpatient revenue per discharge for IRFs would have been $14,134 in the second quarter of 2010.

V. Charges/Credits Included in Statement of Earnings (Amounts in thousands, except per share data)

	Second Quarter 2010			Third Quarter 2009

	Pre-Tax	After-Tax	Diluted	Pre-Tax	After-Tax	Diluted
	Impact	Impact	EPS	Impact	Impact	EPS
Unfavorable cost report adjustment	$1,696	$1,047	$0.04	—	—	—
Favorable income tax adjustments	—	(842)	(0.03)	—	—	—
External merger and acquisition-related costs	—	—	—	$2,227	$1,358	$0.07
	$1,696	$205	$0.01	$2,227	$1,358	$0.07

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REHABCARE REPORTS THIRD QUARTER 2010 RESULTS                                 Page 10

VI. Operating Earnings and EBITDA Reconciliation

	Third	Second	Third	Nine Months Ended
	Quarter	Quarter	Quarter	September 30,
	2010	2010	2009	2010	2009

Net earnings	$16,778	$15,217	$5,690	$46,824	$20,686
Income tax expense	9,725	7,744	4,331	26,757	14,799
Interest income	(32)	(28)	—	(78)	(19)
Interest expense	8,250	8,551	498	25,301	1,619
Other (income) expense, net	(5)	5	(3)	(7)	(4)
Equity in net income of affiliates	(114)	(211)	(52)	(441)	(326)
Loss from discontinued operations	—	—	16	—	847
Operating earnings	34,602	31,278	10,480	98,356	37,602
Depreciation and amortization	7,866	7,642	3,727	22,788	11,379
Consolidated EBITDA	$42,468	$38,920	$14,207	$121,144	$48,981

SRS operating earnings	$10,353	$11,114	$9,834	$31,812	$29,397
SRS depreciation and amortization	1,385	1,365	1,564	4,057	4,820
SRS EBITDA	$11,738	$12,479	$11,398	$35,869	$34,217

HRS operating earnings	$8,548	$7,877	$8,196	$23,346	$22,152
HRS depreciation and amortization	543	556	561	1,636	1,831
HRS EBITDA	$9,091	$8,433	$8,757	$24,982	$23,983

Hospital operating earnings (loss)	$15,701	$12,287	$(7,550)	$43,198	$(13,693)
Hospital depreciation and amortization	5,938	5,721	1,602	17,095	4,728
Hospital EBITDA	$21,639	$18,008	$(5,948)	$60,293	$(8,965)

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